UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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Caterpillar Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy
Materials for the Caterpillar Inc.
Annual Meeting of Shareholders to Be Held on June 14, 2017

As allowed under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials, including the 2017 proxy statement and 2016 Form 10-K, for the Caterpillar Inc. 2017 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies. Information about the annual meeting, including the items to be voted on, is provided on the reverse side of this notice.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, please have this notice available and visit:

www.eproxyaccess.com/cat2017

Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one by following the instructions below:

☐	Internet – Go to www.eproxyaccess.com/cat2017 and follow the registration instructions.

☐	Telephone – Call us free of charge at 1-866-825-8978 from within the United States or Canada. From other locations please call +1 646-880-9095.

☐	E-mail – Send us an e-mail at cat@eproxyaccess.com, using the number in the box above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or all future meetings.

There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before June 2, 2017 to facilitate timely delivery.

Caterpillar Inc.

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Caterpillar Inc. will be held on Wednesday, June 14, 2017 at 8:00 a.m., local time, at Caterpillar Inc., 250 Dozer Drive, Athens, GA 30606.

The matters intended to be acted upon at the meeting are listed below:

1.	Election of the following nominees as directors: David L. Calhoun, Daniel M. Dickinson, Juan Gallardo, Jesse J. Greene, Jr., Jon M. Huntsman, Jr., Dennis A. Muilenburg, William A. Osborn, Debra L. Reed, Edward B. Rust, Jr., Susan C. Schwab, Jim Umpleby, Miles D. White and Rayford Wilkins, Jr.

2.	Ratify the appointment of the independent registered public accounting firm for the 2017 fiscal year.

3.	Company proposal – Advisory vote to approve executive compensation.

4.	Company proposal – Advisory vote on frequency of executive compensation votes.

5.	Company proposal – Approve the Amended and Restated Caterpillar Inc. 2014 Long-Term Incentive Plan.

6.	Shareholder Proposal - Provide a report of lobbying activities.

7.	Shareholder Proposal - Decrease percent of ownership required to call special shareholder meeting.

8.	Shareholder Proposal - Provide a report of lobbying priorities.

9.	Shareholder Proposal - Include sustainability as a performance measure under executive incentive plans.

10.	Shareholder Proposal - Amend the Company’s compensation clawback policy.

11.	Shareholder Proposal - Adopt a permanent policy that the Chairman be independent.

12.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the election of each of the nominees for director, FOR the ratification of the appointment of the independent registered public accounting firm for the 2017 fiscal year, FOR executive compensation, in favor of an advisory vote on executive compensation every year and FOR the Amended and Restated Caterpillar Inc. 2014 Long-Term Incentive Plan. The Board of Directors recommends that you vote AGAINST the six shareholder proposals.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice.

These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote via the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

You are entitled to vote at the annual meeting only if you were a shareholder of Caterpillar Inc. as of the close of business on April 17, 2017, which is the record date for the annual meeting.

You must have an admission ticket to attend the meeting. Procedures for requesting an admission ticket are included in the proxy materials. Directions to attend the meeting will be provided along with admission tickets.

Christopher M. Reitz
Corporate Secretary